CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
   Mazal Plant Pharmaceuticals, Inc.
   (Formerly AKID Corporation)


We have issued our report dated June 8, 2006, accompanying the financial statements of Mazal Plant Pharmaceutical, Inc. contained in the Registration Statement Form SB-2 Amendment No. 2. We consent to the use of the aforementioned report in the Registration Statement filed on July 10, 2006, and to the use of our name as it appears under the caption "Experts".


/s/ Meyler & Company, LLC
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Meyler & Company, LLC
Middletown, New Jersey
July 10, 2006